NDB, A PCAOB Registered CPA Firm
NDB LLP
Accountants & Consultants
Report of Independent Registered Public Accounting Firm
Senior Management
Rialto Capital Advisors, LLC
We have examined Management
'
s As
s
ertion
,
included in the accomp
a
nying Management's
Assertion on Compliance with Applicable Regulation AB Servicing Criteria ("Management
Assertion
"
), that Rialto Capital Advisors
,
LLC (
"
Rialto")
,
complied with the servicing criteria
set forth in Item 1122(d) of the Securities and E
x
change Commission's (SEC) Regulation AB
with respect to the commercial mortgage loan platform
(
"
Regulation AB Platform
"
)
as defined
in the Management Asse1tion related to the below-named Commercial Mortgage-Asset Backed
Securities Transactions, except for any instances of material non-compliance described therein, as of December 31
,
2015
,
and for the reporting period of January 1, 2015
,
to December 31, 2015,
or the applicable shorter period there within
,
excluding criteria 1122 (d)(l)(iii), (d)(3)(ii),
(d)(3)(iii), (d)(3)(iv)
,
(d)(4)(iv)
,
(d)(4)(v), (d)(4)(i
x
), (d)(4)(x) (d)(4)(
x
i)
,
(d)(4)(xii)
,
(d)(4)(xiii),
(d)(4)(xiv)
,
and (d)(4)(xv)
,
which management ha
s
determined are not applicable to the activities
performed by Rialto with respect to the platform.
Pooling and Servicing Agreements
Applicable Certification Period
WFRBS 2012-C8
January 1, 2015, to December 31, 2015
FDIC 2012-Cl
January 1,2015, to December 31, 2015
WFCM 2012-LC5
January 1,2015,to December 31,2015
UBS-Barclays 2012-C3
January 1, 2015, to December 31,2015
UBS-Barclays 2012-C4
January 1, 2015, to December 31,2015
GSMS 2012-GJC9
January 1, 2015, to December 31, 2015
JPMCC 2012-LC9
January 1, 2015, to December 31, 2015
COMM 2013-LC6
January 1, 2015, to December 31, 2015
WFRBS 2013-C12
January 1, 2015, to December 31, 2015
UBS-Barclays 2013-C6
January 1,2015, to December 31, 2015
6SMS 2013-6012
January 1, 2015, to December 31, 2015
WFRBS 2013-C14
January 1,2015, to December 31, 2015
WFRBS 2011-C5
January 1,2015, to December 31,2015
WFCM 2013-LC12
January 1,2015, to December 31,2015
WFRBS 2011-C2
January 1, 2015, to December 31,2015
WFRBS 2011-C3
January 1, 2015, to December 31,2015

NDB, A PCAOB Registered CPA Firm
As special servicer solely for the Boca Hamptons Plaza Portfolio Loan Combination.
WFRBS 2011-C4
January 1,2015, to December 31,2015
UBS-Citigroup 2011-Cl
January 1,2015, to December 31,2015
UBS 2012-Cl
January 1,2015, to December 31, 2015
WFRBS 2012-C6
January 1,2015, to December 31, 2015
GSMS 2011-GC3
January 1,2015, to December 31, 2015
COMM 2013-LC13
January 1,2015, to December 31, 2015
WFRBS 2013-C16
January 1, 2015, to December 31,2015
GSMS 2013-GCJ16
January 1, 2015, to December 31,2015
WFRBS 2013-C17
January 1, 2015, to December 31,2015
GSMS 2012-GC6
January 1, 2015, to December 31,2015
MSBAM 2013-C13
January 1, 2015, to December 31, 2015
COMM 2014-CCRE14
January 1, 2015, to December 31, 2015
MSBAM 2014-C14
January 1,2015, to December 31,2015
WFRBS 2014-LC14
January 1,2015, to December 31, 2015
COMM 2014-LC15
January 1,2015, to December 31, 2015
WFRBS 2014-C20
January 1,2015, to December 31, 2015
COMM 2014-CCRE18
January 1,2015, to December 31, 2015
CGCMT 2014-GC23
January 1,2015, to December 31, 2015
MSBAM 2014-C17
January 1,2015, to December 31, 2015
COMM 2014-UBS5
January 1, 2015, to December 31, 2015
MSBAM 2014-C18
January 1,2015, to December 31, 2015
COMM 2012-CCRE4
January 1,2015, to December 31, 2015
COMM 2012-LC4
January 1,2015, to December 31, 2015
WFRBS 2014-C24
January 1,2015, to December 31, 2015
JPMBB 2014-C25
January 1,2015, to December 31, 2015
LCCM 2014-909
January 1,2015, to December 31, 2015
MLMI 1998-C3
January 1, 2015, to December 31, 2015
Carefree Portfolio Trust 2014-
CARE MZ A
January 1,2015, to December 31, 2015
WFCM 2014-LC18
January 1,2015, to December 31, 2015
COMM 2015-DCl
March 4, 2015, to December 31,2015
GSMS 2015-GC28
February 27, 2015, to December 31,2015
WFCM 2015-C27
March 12, 2015, to December 31, 2015
WFCM 2015-LC20
March 31,2015, to December 31, 2015
WFCM 2015-NXSl
April 29, 2015, to December 31,2015
CSAIL 2015-C2
May 20, 2015, to December 31,2015
CGCMT 2015-GC27*
July 1, 2015, to December 31, 2015
WFCM 2015-NXS2
July 14, 2015, to December 31, 2015
COMM 2015-PCl
July 14, 2015, to December 31, 2015
CSAIL 2015-C3
August 18, 2015, to December 31,2015
WFCM 2015-SGl
August 27, 2015, to December 31,2015
WFCM 2015-LC22
September 29, 2015, to December 31,2015
COMM 2015-CCRE27
October 29, 2015, to December 31, 2015
WFCM 2015-NXS4
December 9, 2015, to December 31, 2015
MSCI 2015-UBS8
December 15, 2015, to December 31,2015

NDB, A PCAOB Registered CPA Firm
Management is responsible for Rialto's compliance with the servicing criteria. Our responsibility is to express an opinion on Management's Assertion about Rialto's compliance with the relevant servicing criteria based on our examination.
Our examination was conducted in accordance with standards of the Public Company
Accounting Oversight Board (PCAOB) (United States) and, accordingly, included examining on a test basis, evidence about Rialto's compliance with the servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included a selection of samples of transactions and compliance activities related to the platform during the examination period and determining whether Rialto processed those transactions and performed those activities in compliance with the relevant servicing criteria. Our testing of selected transactions and compliance activities was limited to calculations, reports, and activities performed by Rialto during the period covered by this report. Our procedures did not include determining whether errors may have occurred prior to our tests that may have affected the balances or amounts calculated or reported by Rialto during the period covered by this report for the selected transactions or any other transaction. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on
Rialto' s compliance with the servicing criteria.
In our opinion, Management's Assertion that Rialto complied with the relevant servicing criteria related to the aforementioned Commercial Mortgage-Asset Backed Securities Transactions,
backed by the mortgage collateral pledged under such Commercial Mortgage-Asset Backed
Securities Transactions, as of December 31, 2015, and the aforementioned reporting period then ended, is fairly stated, in all material respects.
By: /s/ NDB Accountants & Consultants, LLP
Atlanta, Georgia.
March
15, 2016.